Exhibit 99.1
Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP.
ANNOUNCES RESULTS FOR THE THIRD QUARTER OF FISCAL 2011 AND
DECLARES $0.25 PER SHARE QUARTERLY CASH DIVIDEND

Melville, New York – June 7, 2011 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2011.

Net sales for the third quarter of fiscal 2011 were $131.1 million compared to $216.3 million for the third quarter of fiscal 2010. The period-over-period decrease in net sales is attributable to lower net sales in both the Company’s mobile data communications and RF microwave amplifiers segments offset, in part, by higher net sales in its telecommunications transmission segment.

GAAP net income was $14.3 million, or $0.47 per diluted share, for the third quarter of fiscal 2011 compared to $21.8 million, or $0.67 per diluted share, for the third quarter of fiscal 2010.

Net sales for the nine months ended April 30, 2011 were $472.1 million compared to $521.3 million for the nine months ended April 30, 2010. The period-over-period decrease in net sales is attributable to lower net sales in both the Company’s mobile data communications and RF microwave amplifiers segments offset, in part, by higher net sales in its telecommunications transmission segment.

GAAP net income was $56.0 million, or $1.79 per diluted share, for the nine months ended April 30, 2011 compared to $47.2 million, or $1.48 per diluted share, for the nine months ended April 30, 2010.

Comtech also announced today that its Board of Directors declared a quarterly cash dividend of $0.25 per share payable on August 19, 2011 to shareholders of record at the close of business on July 21, 2011. The dividend is the Company’s fourth quarterly dividend. While future dividends will be subject to Board approval, the Board of Directors is currently targeting annual dividend payments aggregating $1.00 per share.

In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, stated, “Despite lower than expected sales for the third quarter, we once again posted solid quarterly results. Sales for the third quarter did not include originally anticipated shipments related to certain MTS hardware orders. These hardware orders are now expected to ship during the fourth quarter of fiscal 2011.”

Mr. Kornberg added, “We continue to expect annual sales and related operating income from the U.S. Army to significantly decline from current levels. Nevertheless, I remain optimistic about our future direction. With deployable cash of approximately $590 million, we continue to focus our acquisition efforts on a number of opportunities that we believe would complement our existing businesses, diversify our customer base and align with our long-term strategy.”

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Selected Fiscal 2011 Third Quarter Financial Metrics and Other Items

•
At April 30, 2011, the Company had $588.9 million of cash and cash equivalents. Net cash provided by operating activities was $68.9 million for the nine months ended April 30, 2011 compared to $82.5 million for the nine months ended April 30, 2010.

•
During the nine months ended April 30, 2011, the Company repurchased 2,365,870 shares of its common stock under its $100.0 million stock repurchase plan in open-market transactions for an aggregate cost of $68.1 million (including transaction costs) with an average price per share of $28.77.

•
Backlog as of April 30, 2011 was $196.2 million. Bookings for the three and nine months ended April 30, 2011 were $127.7 million and $330.2 million, respectively, compared to $180.6 million and $383.5 million for the three and nine months ended April 30, 2010, respectively.

•
Earnings before interest, taxes, depreciation and amortization, (“Adjusted EBITDA”), was $28.9 million and $107.7 million for the three and nine months ended April 30, 2011, respectively, versus $43.1 million and $98.2 million for the three and nine months ended April 30, 2010, respectively.

•
The Company’s effective tax rate of 29.9% for the three months ended April 30, 2011 reflects net discrete tax benefits of approximately $1.0 million, which primarily relates to a reduction in expenses that were previously deemed to be non-deductible for tax purpposes.

•
During the three months ended April 30, 2011, the Enforcement Division of the Office of Defense Trade Controls Compliance (“DDTC”) of the U.S. Department of State informed the Company that it closed its review of the Company's compliance with International Traffic in Arms Regulations (“ITAR”) without assessing any fines or penalties.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Wednesday, June 8, 2011. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0866. In addition, an updated investor presentation, including earnings guidance, will be available on the Company’s web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts, including the Company's ongoing negotiations with the U.S. Army and pending audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2011	2010	2011	2010

Net sales	$131,081,000	216,303,000	472,052,000	521,251,000
Cost of sales	74,110,000	141,512,000	289,937,000	333,185,000
Gross profit	56,971,000	74,791,000	182,115,000	188,066,000

Expenses:
Selling, general and administrative	22,552,000	25,628,000	69,742,000	70,256,000
Research and development	10,328,000	11,383,000	31,546,000	34,138,000
Amortization of intangibles	2,173,000	1,754,000	6,064,000	5,283,000
Merger termination fee, net	-	-	(12,500,000)	-
	35,053,000	38,765,000	94,852,000	109,677,000

Operating income	21,918,000	36,026,000	87,263,000	78,389,000

Other expenses (income):
Interest expense	2,135,000	1,980,000	6,288,000	5,913,000
Interest income and other	(557,000)	(315,000)	(1,877,000)	(728,000)

Income before provision for income taxes	20,340,000	34,361,000	82,852,000	73,204,000
Provision for income taxes	6,085,000	12,565,000	26,845,000	26,043,000

Net income	$14,255,000	21,796,000	56,007,000	47,161,000

Net income per share:
Basic	$0.54	0.77	2.05	1.67
Diluted	$0.47	0.67	1.79	1.48

Weighted average number of common shares outstanding – basic	26,577,000	28,291,000	27,310,000	28,254,000

Weighted average number of common and common equivalent shares outstanding – diluted	32,378,000	34,086,000	33,069,000	34,074,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.25	-	0.75	-

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2011	July 31, 2010
Assets	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$588,941,000	607,594,000
Accounts receivable, net	70,185,000	135,840,000
Inventories, net	81,428,000	73,562,000
Prepaid expenses and other current assets	7,722,000	8,876,000
Deferred tax asset, net	12,867,000	14,947,000
Total current assets	761,143,000	840,819,000

Property, plant and equipment, net	28,177,000	33,727,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	47,497,000	48,091,000
Deferred financing costs, net	4,169,000	4,675,000
Other assets, net	1,194,000	1,896,000
Total assets	$979,534,000	1,066,562,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,828,000	77,844,000
Accrued expenses and other current liabilities	43,076,000	53,398,000
Dividends payable	6,521,000	-
Customer advances and deposits	16,416,000	12,780,000
Interest payable	3,031,000	1,531,000
Income taxes payable	3,397,000	8,666,000
Total current liabilities	90,269,000	154,219,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	6,389,000	2,518,000
Income taxes payable	4,914,000	5,220,000
Deferred tax liability	4,047,000	2,973,000
Total liabilities	305,619,000	364,930,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,662,144 shares and 28,542,535 shares at April 30, 2011 and July 31, 2010, respectively	2,866,000	2,854,000
Additional paid-in capital	351,984,000	347,514,000
Retained earnings	387,321,000	351,449,000
	742,171,000	701,817,000
Less:
Treasury stock, at cost (2,576,807 shares and 210,937 shares at April 30, 2011 and July 31, 2010, respectively)	(68,256,000)	(185,000)
Total stockholders’ equity	673,915,000	701,632,000
Total liabilities and stockholders’ equity	$979,534,000	1,066,562,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2011	2010	2011	2010

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$14,255,000	21,796,000	56,007,000	47,161,000
Income taxes	6,085,000	12,565,000	26,845,000	26,043,000
Net interest expense and other	1,578,000	1,665,000	4,411,000	5,185,000
Amortization of stock-based compensation	1,118,000	2,332,000	3,977,000	5,758,000
Depreciation and other amortization	5,905,000	4,714,000	16,416,000	14,063,000
Adjusted EBITDA	$28,941,000	43,072,000	107,656,000	98,210,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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